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As filed with the Securities and Exchange Commission on June 30, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLUG POWER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3672377 (I.R.S. Employer Identification Number)

968 Albany Shaker Road
Latham, New York 12110
(518) 782-7700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Andrew Marsh
President and Chief Executive Officer
Plug Power Inc.
968 Albany-Shaker Road
Latham, New York, 12110
(518) 782-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gerard L. Conway Jr., Esq. General Counsel Plug Power Inc. 968 Albany-Shaker Road Latham, New York, 12110 (518) 782-7700	Robert P. Whalen, Jr., Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	5,250,750	$2.15	$11,289,112.50	$1,308.41

(1)
Represents a maximum of 5,250,750 shares of common stock, par value $0.01 per share, of the registrant, to be sold by the selling stockholder upon exercise of an outstanding warrant held by the selling stockholder at an exercise price of $2.69 per share, subject to adjustments set forth therein. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock of the registrant that may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the registrant's common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon a $2.15 per share average of the high and low sale prices of the registrant's common stock as reported by the NASDAQ Capital Market on June 27, 2017.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 30, 2017

PROSPECTUS

PLUG POWER INC.

5,250,750 Shares of Common Stock

        This prospectus relates to the potential resale from time to time of some or all of the 5,250,750 shares of our common stock, par value $0.01 per share, or the securities, issuable upon exercise of an outstanding warrant held by Hudson Bay Master Fund Ltd., which is the selling stockholder identified in this prospectus. The registration of the offer and sale of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the selling stockholder.

        We will receive no proceeds from any resale of the shares of common stock, but we have agreed to pay certain registration expenses.

        The selling stockholder identified in this prospectus (which includes the selling stockholder's pledgees, donees, transferees, or other successors in interest), may offer the securities from time to time as it may determine, directly or through underwriters, broker-dealers or agents, and in one or more public or private transactions, on or off the NASDAQ Capital Market, or NASDAQ, and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling stockholder will be responsible for underwriting discounts or commissions or agents' commissions. See the sections entitled "Plan of Distribution" and "About this Prospectus" for more information.

        Our common stock is traded on the NASDAQ Capital Market under the symbol "PLUG." On June 27, 2017, the last reported sale price of our common stock on the NASDAQ Capital Market was $2.15 per share.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading "Risk Factors" on page 3 of this prospectus and in the documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus relates to the potential resale from time to time of some or all of the 5,250,750 shares of our common stock, par value $0.01 per share, or the securities, issuable upon exercise of an outstanding warrant held by Hudson Bay Master Fund Ltd., or Hudson Bay, which is the selling stockholder identified in this prospectus. The warrant was issued by us to Tech Opportunities LLC, or Tech Opps, an affiliate of Hudson Bay, on April 12, 2017 in connection with the exercise of previous warrants issued by us to Tech Opps. On April 17, 2017, Tech Opps transferred the warrant to Hudson Bay. The warrant will become exercisable by Hudson Bay for all of the 5,250,750 shares of common stock underlying the warrant on October 12, 2017. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

        This prospectus is part of a shelf registration statement that we filed with the SEC. Under this shelf registration, the selling stockholder may sell the shares of our common stock registered pursuant to the registration statement in one or more offerings. When the selling stockholder elects to make an offer of common stock pursuant to this registration statement, a prospectus supplement, if required, may be distributed that will contain specific information about the terms of that offering. Any required prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" before buying any of the securities being offered.

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words "Plug Power," "we," "us," "our," the "company" or similar references refer to Plug Power Inc. and its subsidiaries; and the term "securities" refers to the shares of our common stock offered by this prospectus, any applicable prospectus supplement and any related free writing prospectus. This prospectus, any applicable prospectus supplement and any related free writing prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual reports, quarterly reports and current reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (www.sec.gov).

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 10, 2017, as amended by the Form 10-K/A for the year ended December 31, 2016, filed on May 1, 2017;

  •
  our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed on May 09, 2017;

  •
  our Current Reports on Form 8-K filed on March 31, 2017, April 3, 2017, April 5, 2017, April 6, 2017, April 12, 2017, May 12, 2017, May 19, 2017 and June 30, 2017; and

  •
  the section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed on May 6, 2011, the Amendment No. 2 to Form 8-A filed on March 19, 2012, the Amendment No. 3 to Form 8-A filed on March 26, 2012, the Amendment No. 4 to Form 8-A filed on February 13, 2013, the Amendment No. 5 to Form 8-A filed on May 20, 2013, the Amendment No. 6 to Form 8-A filed on December 19, 2016, the Amendment No. 7 to Form 8-A filed on December 21, 2016 and the Amendment No. 8 to Form 8-A filed on April 5, 2017.

        We also incorporate by reference into this prospectus all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the selling stockholders have sold all of the shares covered by this prospectus or the sale of shares by the selling stockholders pursuant to this prospectus has been terminated, except any future report or other document or portion thereof that is not deemed filed under such provisions.

        You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC's website. You may also access the documents incorporated by reference on our website at www.plugpower.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any applicable prospectus supplement and should not be relied upon.

        In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such requests may be directed to Corporate Secretary, Plug Power Inc., 968 Albany-Shaker Road, Latham, New York, 12110, or by calling (518) 782-7700.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 10, 2017 as amended by the Form 10-K/A for the year ended December 31, 2016, filed with the SEC on May 1, 2017, which is incorporated by reference in this prospectus, as well as any other information contained in this prospectus, our subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and the trading price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "should," "will," "would," "plan," "projected" or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk of dilution to our stockholders and/or stock price should we need to raise additional capital; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; the ability to achieve the forecasted gross margin on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services, including GenDrive units; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; the risks associated with potential future acquisitions; the volatility of our stock price; and other risks and uncertainties referenced under "Risk Factors" above and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein. Readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated herein or therein that include forward-looking statements.

ABOUT THE COMPANY

        We are a leading provider of alternative energy technology focused on the design, development, commercialization and manufacture of hydrogen fuel cell systems used primarily for the material handling and stationary power market.

        We are focused on proton exchange membrane, or PEM, fuel cell and fuel processing technologies, fuel cell/battery hybrid technologies, and associated hydrogen storage and dispensing infrastructure from which multiple products are available. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. Hydrogen is derived from hydrocarbon fuels such as liquid petroleum gas, or LPG, natural gas, propane, methanol, ethanol, gasoline or biofuels. Plug Power develops complete hydrogen delivery, storage and refueling solutions for customer locations. Hydrogen can also be obtained from the electrolysis of water, or produced on-site at consumer locations through a process known as reformation. Currently, we obtain hydrogen primarily by purchasing it from fuel suppliers for resale to customers.

        We provide and continue to develop commercially-viable hydrogen and fuel cell product solutions to replace lead-acid batteries in material handling vehicles and industrial trucks for some of the world's largest distribution and manufacturing businesses. We are focusing our efforts on industrial mobility applications (forklifts and electric industrial vehicles) at multi-shift high volume manufacturing and high throughput distribution sites where our products and services provide a unique combination of productivity, flexibility and environmental benefits. Additionally, we manufacture and sell fuel cell products to replace batteries and diesel generators in stationary backup power applications. These products prove valuable with telecommunications, transportation and utility customers as robust, reliable and sustainable power solutions. Our current products and services include: GenDrive, our hydrogen fueled PEM fuel cell system providing power to material handling vehicles; GenFuel, our hydrogen fueling delivery system; GenCare, our ongoing maintenance program for GenDrive fuel cells, GenSure products and GenFuel products; GenSure (formerly ReliOn), our stationary fuel cell solution providing scalable, modular PEM fuel cell power to support the backup and grid-support power requirements of the telecommunications, transportation, and utility sectors; GenKey, our turn-key solution combining either GenDrive or GenSure with GenFuel and GenCare, offering complete simplicity to customers transitioning to fuel cell power; ProGen, our fuel cell engine technology, under development for use in mobility and stationary fuel cell systems; and GenFund, a collaboration with leasing organizations to provide cost efficient and seamless financing solutions to customers.

        We sell our products worldwide, with a primary focus on North America, through our direct product sales force, leveraging relationships with original equipment manufacturers, or OEMs, and their dealer networks. Our subsidiary based in France, HyPulsion S.A.S., or HyPulsion France, develops and sells hydrogen fuel cell systems for the European material handling market. We sell to businesses and government agencies.

        We were organized in the State of Delaware on June 27, 1997.

        Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. Information on our website is not deemed to be a part of this prospectus or any applicable prospectus supplement. Our common stock trades on the NASDAQ Capital Market under the symbol "PLUG."

ABOUT THE OFFERING

        This prospectus relates to the potential resale from time to time of some or all of the 5,250,750 shares of our common stock, par value $0.01 per share, or the securities, issuable upon exercise of an outstanding warrant held by Hudson Bay, which is the selling stockholder identified in this prospectus, including its transferees, donees, pledgees, assignees and successors-in-interest. The warrant was issued by us to Tech Opps, an affiliate of Hudson Bay, on April 12, 2017 in connection with the exercise of previous warrants issued by us to Tech Opps. On April 17, 2017, Tech Opps transferred the warrant to Hudson Bay. The warrant will become exercisable by Hudson Bay for all of the 5,250,750 shares of common stock underlying the warrant on October 12, 2017. We agreed to file a registration statement to register the resale of such shares in connection with our issuance of the warrant. See "Use of Proceeds," "Selling Stockholder" and "Plan of Distribution" for additional information concerning this offering.

USE OF PROCEEDS

        This prospectus relates to the shares of our common stock that may be offered and sold from time to time by the selling stockholder who will receive all of the proceeds from any sale of such shares. We will not receive any proceeds from any sales of shares of our common stock by the selling stockholder. The selling stockholder will pay any broker or dealer commissions and discounts and any similar selling expenses, and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services, and any other expenses attributable to the sale of shares of our common stock. However, we will pay the costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDERS

        On April 12, 2017, we entered into an agreement (the "Warrant Exercise Agreement") with Tech Opps pursuant to which (i) Tech Opps exercised in full its warrants to purchase an aggregate of 10,501,500 shares of our common stock pursuant to the Warrant to Purchase Common Stock No. 1 issued on December 22, 2016 and the Warrant to Purchase Common Stock No. 2 issued on December 22, 2016 at an exercise price of $1.50 per share, and (ii) the Company issued to Tech Opps a new warrant (the "Warrant") to acquire up to 5,250,750 shares of common stock at an exercise price of $2.69 per share. The Warrant Exercise Agreement set forth certain customary representations and warranties and covenants of the Company and Tech Opps, including customary registration rights with respect to the securities pursuant to which we are filing this registration statement. On April 17, 2017, Tech Opps transferred the Warrant to Hudson Bay.

        When we refer to the "selling stockholders" in this prospectus we mean the stockholder listed in the table below and its pledgees, donees, transferees or other successors in interest.

        The following table sets forth, to our knowledge based on information supplied to us by the stockholder listed in the table, the number of shares of common stock owned by the selling stockholder prior to the offering, the number of shares of common stock to be offered for sale by the selling stockholder pursuant to this prospectus, the number of shares of common stock to be owned by the selling stockholder after completion of the offering and the percentage of our outstanding shares of common stock owned by the selling stockholder prior to the offering and to be owned after the completion of the offering.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The percentage of shares beneficially owned prior to the offering is based on 223,440,581 shares of our common stock outstanding as of May 1, 2017. Based on information supplied to us by the stockholder listed in the table, except as otherwise indicated, the selling stockholder has sole voting and investment power with respect to all shares of capital stock held by it.

        Because the selling stockholder is not obligated to sell the shares of common stock, we cannot estimate the amount of the shares of common stock that the selling stockholder will hold upon consummation of any such sales. For purposes of the following table, we have assumed the sale of all of the shares of common stock that may be offered for sale pursuant to this prospectus.

	Shares Beneficially Owned Before the Offering(1)			Shares Beneficially Owned After the Offering
			Number of Shares that May Be Offered Hereby(2)
Name and Address of Selling Stockholder	Number	Percentage		Number	Percentage
Hudson Bay Master Fund Ltd.(3)	5,250,850	2.3%	5,250,750	100	*
777 Third Avenue, 30th Floor
New York, NY 10017

*
Less than 1%.

(1)
Includes (i) 5,250,750 shares of our common stock issuable upon exercise of the Warrant and (ii) 100 shares of common stock issuable upon exercise of an outstanding warrant held by Hudson Bay which expires in February 2018. The Warrant will become exercisable by Hudson Bay for all of the 5,250,750 shares of common stock underlying the Warrant on October 12, 2017.

(2)
The securities registered hereunder consist of the shares of our common stock issuable upon exercise of the Warrant held by Hudson Bay. No shares of common stock issuable upon the warrant which expires in February 2018 or acquired in the open market are being offered under this prospectus.

(3)
Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

PLAN OF DISTRIBUTION

        The selling stockholder, or its pledgees, donees, transferees, or any of their successors in interest selling the securities received from the selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are traded, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated, and as may be set forth in one or more prospectus supplements. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

  •
  block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

  •
  an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed or any automated inter-dealer quotation system on which the securities are traded;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  through the writing of options on the securities, swaps or other derivatives, whether or not the options or other such instruments are listed on an exchange or inter-dealer quotation system;

  •
  through the distribution of the securities by any selling stockholder to its partners, members, equityholders or creditors who may from time to time effect sales or other distributions of the securities;

  •
  one or more underwritten offerings on a firm commitment or best efforts basis or other purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the securities for whom they may act as agent;

  •
  pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the securities;

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

  •
  any combination of the foregoing methods or by any other legally available means.

        The selling stockholders may also transfer the securities by gift. We do not know of any current arrangements by the selling stockholder for the sale or transfer of any of the securities.

        The selling stockholders may engage underwriters, brokers or dealers, and any underwriters, brokers or dealers may arrange for other underwriters, brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed or in over-the-counter market, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act, or in accordance with Section 4(a)(1) of the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

        From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. The pledgees, secured parties or persons to whom the securities have been so pledged or hypothecated (or otherwise subject to a security interest) will, upon foreclosure in the event of default, be deemed to be a selling stockholder. The plan of distribution for that selling stockholder's securities will otherwise remain unchanged. The selling stockholders (or their pledgees, donees, transferees or other successors in interest) also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest thereof will be the selling stockholder for purposes of this prospectus and, if required under the Securities Act, will be identified in a prospectus supplement.

        In addition, selling stockholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        To the extent required under the Securities Act, the aggregate amount of selling stockholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

        The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling stockholders may enter into options or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling stockholders may also lend or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so lent or upon a default may sell or otherwise transfer the pledged securities offered hereby.

        The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We have agreed to indemnify the selling stockholders against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling stockholders may be required to make with respect thereto.

        The securities offered hereby were originally issued to the selling stockholder pursuant to an exemption from the registration requirements of the Securities Act. We have agreed to maintain the effectiveness of this registration statement until the earlier of (1) the date on which all shares of common stock registered hereby can be sold without registration in compliance with Rule 144 under the Securities Act and (b) the date on which Hudson Bay no longer holds any of the shares of common stock registered hereby. We have agreed to pay all expenses in connection with the offering, but not including the expenses incurred by Hudson Bay in connection with the disposition of the shares of common stock registered hereby, including any broker's fees or commissions, selling expenses, messenger and delivery expenses, and fees and expenses of any counsel retained by the Hudson Bay. This summary of the terms of our obligations with respect to the registration of the shares of common stock described herein do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Warrant Exercise Agreement, a copy of which has been filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 12, 2017.

        We will not receive any proceeds from sales of any shares of common stock by the selling stockholder.

        We cannot assure you that the selling stockholder will sell all or any portion of the shares of common stock offered hereby.

        To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise. All of the foregoing may affect the marketability of the securities offered hereby. This offering will terminate on the date that all securities offered by this prospectus have been sold by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

        This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock and/or preferred stock should refer to our certificate of incorporation, our by-laws and our shareholder rights agreement with respect to our preferred share purchase rights, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

        Our authorized capital stock consists of 750,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of May 1, 2017, there were 223,440,581 shares of our common stock outstanding and 5,231 shares of our Series C Redeemable Convertible Preferred Stock ("Series C Preferred Stock") outstanding.

        The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference."

Common Stock

        Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. Subject to the preferences that may be applicable to any then outstanding preferred stock (including the Series C Preferred Stock), the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock (including the Series C Preferred Stock). Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future (including the Series C Preferred Stock).

Preferred Stock

        Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

        We will fix the rights, preferences and privileges of the preferred stock of each such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

  •
  the purchase price;

  •
  the dividend rate, period and payment date and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  preemptive rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  whether interests in the preferred stock will be represented by depositary shares;

  •
  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series C Redeemable Convertible Preferred Stock

        The Series C Preferred Stock votes together with the common stock on an as-converted basis on all matters, including the election of directors, except as otherwise required by law. Each share of Series C Preferred Stock is entitled to a number of votes equal to the number of whole shares of common stock into which such share of Series C Preferred Stock is convertible.

        The Series C Preferred Stock ranks senior to the common stock with respect to rights upon the liquidation, dissolution or winding up of the Company. The Series C Preferred Stock is entitled to receive dividends at a rate of 8% per annum, based upon the original issue price, payable in equal quarterly installments in cash or in shares of common stock, at our option. The Series C Preferred Stock is convertible into shares of common stock, at a conversion price equal to $0.2343 per share (as of June 25, 2017 and subject to future adjustments). As of June 25, 2017, the outstanding shares of our Series C Preferred Stock are convertible into an aggregate of 5,554,594 shares of our common stock. The Series C Preferred Stock has customary redemption rights at the election of either us or the holder thereof as well as weighted average anti-dilution protection.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.

        Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.    Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  divide our board of directors into three classes;

  •
  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

  •
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

  •
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

  •
  provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer, our president or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

        The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least 662/3% of our then outstanding common stock.

Shareholder Rights Plan

        We have a shareholder rights plan, the purpose of which is, among other things, to enhance our board's ability to protect stockholder interests and to ensure that stockholders receive fair treatment in the event any coercive takeover attempt of the Company is made in the future. The shareholder rights plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, the Company or a large block of our common stock. The following summarizes material terms of the shareholder rights plan and the associated preferred share purchase rights. This description is subject to the detailed provisions of, and is qualified by reference to, the shareholder rights agreement which has been filed as an exhibit to our Registration Statement on Form 8-A dated June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed on May 6, 2011, the Amendment No. 2 to Form 8-A filed on March 19, 2012, the Amendment No. 3 to Form 8-A filed on March 26, 2012, the Amendment No. 4 to Form 8-A filed on February 13, 2013, the Amendment No. 5 to Form 8-A filed on May 20, 2013, the Amendment No. 6 to Form 8-A filed on December 19, 2016, the Amendment No. 7 to Form 8-A filed on December 21, 2016 and the Amendment No. 8 to Form 8-A filed on April 5, 2017.

        Each outstanding share of our common stock evidences one preferred share purchase right. Under the terms of the shareholder rights agreement, each preferred share purchase right entitles the registered holder to purchase from us one ten-thousandth of a share (each, a "unit") of our Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, at a cash exercise price of $6.50 per unit, subject to adjustment. Initially, the preferred share purchase rights are not exercisable and are attached to and trade with all shares of common stock. The preferred share purchase rights will separate from the common stock and will become exercisable upon the earlier of:

  •
  the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a stockholder, or

  •
  the close of business on the tenth business day (or such later day as our board of directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of common stock.

        With respect to any person who beneficially owned 15% or more of the outstanding shares of common stock as of June 23, 2009, such person's share ownership will not cause the preferred share purchase rights to be exercisable unless:

  •
  such person acquires beneficial ownership of shares of common stock representing more than an additional 0.5% of the outstanding shares of common stock held by such person as of June 23, 2009; or

  •
  if after June 23, 2009 such person reduces its beneficial ownership of shares of common stock and such person subsequently acquires beneficial ownership of more than an additional 0.5% of the common stock.

        In the event that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock, proper provision will be made so that each holder of a preferred share purchase right (other than an acquiring person or its associates or affiliates, whose preferred share purchase rights shall become null and void) will thereafter have the right to receive (a "subscription right") upon exercise, in lieu of a number of units, that number of shares of our common stock (or, in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the preferred share purchase rights, units of preferred stock, other securities, cash or property, or any combination of the foregoing) having a market value of two times the exercise price of the preferred share purchase rights.

        In the event that, at any time following the date that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock:

  •
  we consolidate with, or merge with and into, any other person, and we are not the continuing or surviving corporation,

  •
  any person consolidates with the Company, or merges with and into the Company and we are the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or

  •
  50% or more of our assets or earning power is sold, mortgaged or otherwise transferred,

each holder of a preferred share purchase right (other than an acquiring person or its associates or affiliates, whose preferred share purchase rights shall become null and void) will thereafter have the right to receive (a "merger right"), upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the preferred share purchase rights. The holder of a preferred share purchase right will continue to have this merger right whether or not such holder has exercised its subscription right. Preferred share purchase rights that are or were beneficially owned by an acquiring person may (under certain circumstances specified in the shareholder rights agreement) become null and void.

        The preferred share purchase rights may be redeemed in whole, but not in part, at a price of $0.001 per preferred share purchase right (payable in cash, common stock or other consideration deemed appropriate by the board of directors) by the board of directors only until the earlier of:

  •
  the time at which any person becomes an acquiring person; or

  •
  the expiration date of the shareholder rights agreement.

        Immediately upon the action of the board of directors ordering redemption of the preferred share purchase rights, the preferred share purchase rights will terminate and thereafter the only right of the holders of preferred share purchase rights will be to receive the redemption price.

        The shareholder rights agreement requires an independent committee of the board of directors to review at least once every three years whether maintaining the shareholder rights agreement continues to be in the best interests of our stockholders.

        The shareholder rights agreement may be amended by the board of directors in its sole discretion at any time prior to the time at which any person becomes an acquiring person. After such time the board of directors may, subject to certain limitations set forth in the shareholder rights agreement, amend the shareholder rights agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of preferred share purchase rights holders (excluding the interests of an acquiring person or its associates or affiliates). In addition, the board of directors may at any time prior to the time at which any person becomes an acquiring person, amend the shareholder rights agreement to lower the threshold at which a person becomes an acquiring person to not less than the greater of:

  •
  the sum of 0.001% and the largest percentage of the outstanding common stock then owned by any person, and

  •
  10%.

        Until a preferred share purchase right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the preferred share purchase rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the preferred share purchase rights become exercisable for units, our other securities, other consideration or for common stock of an acquiring company.

        The preferred share purchase rights will expire at the close of business on June 23, 2019, unless previously redeemed or exchanged by the Company.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar's address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania, 19103.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

Plug Power Inc.

PROSPECTUS

                        , 2017

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$1,327
Accounting fees and expenses	5,000
Legal fees and expenses	25,000
Transfer Agent fees and expenses	2,500
Printing and miscellaneous expenses	2,500

Total	$36,327

Item 15.    Indemnification of Directors and Officers.

        In accordance with Section 145 of the Delaware General Corporation Law, Article VII of our amended and restated certificate of incorporation provides that no director of Plug Power shall be personally liable to Plug Power or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Plug Power or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Article V of our amended and restated by-laws provides for indemnification by Plug Power of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Plug Power, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

        In addition, we have entered into indemnification agreements with each of our directors. The indemnification agreements require, among other matters, that we indemnify our directors to the fullest extent permitted by law and advance to the director's all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements and may cover directors under directors' and officers' liability insurance.

Item 16.    Exhibits.

Exhibit Number		Description of the Document
1.1	*	Form of Underwriting Agreement.

3.1		Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated herein by reference to the registrant's Annual Report on Form10-K for the period ended December 31, 2008, filed with the SEC on March 16, 2009)

3.2		Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated herein by reference to the registrant's Annual Report on Form10-K for the period ended December 31, 2008, filed with the SEC on March 16, 2009)

3.3		Second Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on May 19, 2011)

3.4		Third Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on July 25, 2014)

3.5		Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to the registrant's Registration Statement on Form 8-A filed with the SEC on June 24, 2009)

3.6		Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series C Redeemable Convertible Preferred Stock (incorporated by reference to the registrant's current Report on Form 8-K filed with the SEC on May 20, 2013)

3.7		Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series D Redeemable Convertible Preferred Stock (incorporated by reference to the registrant's current Report on Form 8-K filed with the SEC on December 21, 2016)

3.8		Fourth Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on June 30, 2017)

3.9		Third Amended and Restated By-laws of Plug Power Inc. (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on November 2, 2009)

4.1		Specimen certificate for shares of common stock, $.01 par value, of Plug Power Inc. (incorporated by reference to the registrant's Registration Statement on Form S-1/A filed with the SEC on October 1, 1999 (File Number 333-86089))

4.3		Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. as Registrar and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to the registrant's Registration Statement on Form 8-A filed with the SEC on June 24, 2009)

4.4		Amendment No. 1 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on May 6, 2011)

4.5		Amendment No. 2 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on March 19, 2012)

Exhibit Number	Description of the Document
4.6	Amendment No. 3 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on March 26, 2012)

4.7	Amendment No. 4 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on February 13, 2013)

4.8	Amendment No. 5 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on May 8, 2013)

4.9	Amendment No. 6 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-A/A filed with the SEC on December 21, 2016)

4.10	Amendment No. 7 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on April 5, 2017)

5.1	Opinion of Goodwin Procter LLP (filed herewith)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs and above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (8)
  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latham, State of New York, on June 30, 2017.

PLUG POWER INC.
By:	/s/ ANDREW MARSH
	Name:	Andrew Marsh
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Andrew Marsh and Gerard L. Conway, Jr., and each of them, as such person's true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANDREW MARSH Andrew Marsh	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2017
/s/ PAUL B. MIDDLETON Paul B. Middleton	Chief Financial Officer (Principal Financial Officer)	June 30, 2017
/s/ MARTIN D. HULL Martin D. Hull	Controller (Principal Accounting Officer)	June 30, 2017
/s/ GEORGE C. MCNAMEE George C. McNamee	Chairman of the Board of Directors	June 30, 2017

Signature	Title	Date

/s/ GARY K. WILLIS Gary K. Willis	Director	June 30, 2017
/s/ MAUREEN O. HELMER Maureen O. Helmer	Director	June 30, 2017
/s/ DOUGLAS T. HICKEY Douglas T. Hickey	Director	June 30, 2017
/s/ JOHANNES M. ROTH Johannes M. Roth	Director	June 30, 2017
/s/ GREGORY L. KENAUSIS Gregory L. Kenausis	Director	June 30, 2017
/s/ LUKE SCHNEIDER Luke Schneider	Director	June 30, 2017
/s/ GREGORY GRAVES Gregory Graves	Director	June 30, 2017

EXHIBIT INDEX

Exhibit Number		Description of the Document
1.1	*	Form of Underwriting Agreement.
3.1
Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated herein by reference to the registrant's Annual Report on Form10-K for the period ended December 31, 2008, filed with the SEC on March 16, 2009)
3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated herein by reference to the registrant's Annual Report on Form10-K for the period ended December 31, 2008, filed with the SEC on March 16, 2009)
3.3
Second Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on May 19, 2011)
3.4
Third Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on July 25, 2014)
3.5
Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to the registrant's Registration Statement on Form 8-A filed with the SEC on June 24, 2009)
3.6
Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series C Redeemable Convertible Preferred Stock (incorporated by reference to the registrant's current Report on Form 8-K filed with the SEC on May 20, 2013)
3.7
Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series D Redeemable Convertible Preferred Stock (incorporated by reference to the registrant's current Report on Form 8-K filed with the SEC on December 21, 2016)
3.8
Fourth Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on June 30, 2017)
3.9		Third Amended and Restated By-laws of Plug Power Inc. (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on November 2, 2009)
4.1
Specimen certificate for shares of common stock, $.01 par value, of Plug Power Inc. (incorporated by reference to the registrant's Registration Statement on Form S-1/A filed with the SEC on October 1, 1999 (File Number 333-86089))
4.3
Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. as Registrar and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to the registrant's Registration Statement on Form 8-A filed with the SEC on June 24, 2009)
4.4		Amendment No. 1 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on May 6, 2011)
4.5		Amendment No. 2 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on March 19, 2012)
4.6		Amendment No. 3 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on March 26, 2012)

Exhibit Number	Description of the Document
4.7	Amendment No. 4 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on February 13, 2013)
4.8	Amendment No. 5 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on May 8, 2013)
4.9	Amendment No. 6 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-A/A filed with the SEC on December 21, 2016)
4.10	Amendment No. 7 to Shareholder Rights Agreement (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on April 5, 2017)
5.1	Opinion of Goodwin Procter LLP (filed herewith)
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.